ARNOLD AND PORTER
JOHN J. QUINN  State Bar No. 029588
DAVID S. EISEN  State Bar No. 100623
SHARON L. DOUGLASS  State Bar No. 150469
777 South Figueroa St., 44th Floor
Los Angeles, California 90017-2513
Telephone: (213) 243-4000 Fax: (213) 243-4199

FOGEL, FELDMAN, OSTROV, RINGLER & KLEVENS
A LAW CORPORATION
LARRY R. FELDMAN State Bar No. 45126
JOEL N. KLEVENS State Bar No. 45446
1620 26th Street, Suite 100 South
Santa Monica, California 90404
Telephone: (310) 453-6711 Fax: (310) 828-2191

Attorneys for Plaintiff Pegasus Satellite Television, Inc.


MCDERMOTT, WILL & EMERY
ELIZABETH D. MANN  State Bar No. 106524
2049 Century Park East
Los Angeles, California  90067-3208
Telephone: (310) 277-4110
Fax: (310) 277-4730

Attorneys for Plaintiff Golden Sky Systems, Inc.


                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA

PEGASUS SATELLITE TELEVISION, INC., a Delaware       )  Case No. CV 00-00368 LGB (CWx)
corporation, and GOLDEN SKY SYSTEMS, INC., a         )
Delaware corporation,                                )  FIRST AMENDED COMPLAINT FOR:
                                                     )
         Plaintiffs,                                 )  (1) INTENTIONAL INTERFERENCE WITH CONTRACTUAL RELATIONS;
                                                     )  (2) INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC
                                                     )  ADVANTAGE; (3) INTENTIONAL INTERFERENCE WITH CONTRACTUAL
                    v.                               )  RELATIONS; (4) INTENTIONAL INTERFERENCE WITH PROSPECTIVE
                                                     )  ECONOMIC ADVANTAGE; (5) UNFAIR BUSINESS PRACTICES IN VIOLATION
                                                     )  OF CALIFORNIA BUSINESS AND PROFESSIONS CODE SECTION 17200;
DIRECTV, INC., a California corporation, and HUGHES  )  (6) MISAPPROPRIATION OF TRADE SECRETS; (7) DECLARATORY RELIEF;
COMMUNICATIONS GALAXY, INC., a California            )  (8) DECLARATORY RELIEF; AND (9) DECLARATORY RELIEF
corporation,                                         )
                                                     )  [DEMAND FOR JURY TRIAL]
         Defendants.                                 )
                                                     )
                                                     )
-----------------------------------------------------)


     Plaintiffs Pegasus Satellite Television, Inc. ("Pegasus") and Golden Sky Systems, Inc. ("GSS") ("collectively, "Plaintiffs"), allege upon knowledge with respect to the acts of Pegasus and GSS, and upon information and belief as to all other matters, the following:

                             SUMMARY OF ALLEGATIONS

     1. Plaintiffs are in the business of distributing direct broadcast satellite television service ("DBS service") to approximately 1.1 million households across America, primarily in rural areas. Pegasus and GSS have paid nearly one billion dollars to acquire the rights to distribute DBS service to their subscribers.

     2. Pegasus and GSS are affiliates of the National Rural Telecommunications Cooperative ("NRTC"). The NRTC is a not-for-profit cooperative corporation, incorporated under the laws of the District of Columbia. NRTC's members and affiliates are nearly nine hundred rural electric cooperatives, telephone utilities and media and communications companies located throughout forty-eight states of the United States, serving about thirty million rural Americans.

     3. Plaintiffs (and their predecessors in interest) have entered into "NRTC/Member Agreements for Marketing and Distribution of Direct Broadcast Service" with the NRTC, as amended, authorizing Plaintiffs to distribute DBS service within a specified territory ("Member Agreement"). Plaintiffs (and their predecessors in interest) paid substantial fees to defendant DirecTv, Inc., primarily in the form of "Committed Member Payments" to obtain those valuable distribution rights.

     4. Defendant Hughes Communications Galaxy, Inc. ("HCG") and its affiliate defendant DirecTv, Inc. ("DIRECTV") are also in the DBS business.(1) In 1994, DIRECTV entered into a written distribution agreement with the NRTC ("1994 NRTC Agreement"), which sets forth the programming and distribution services that DIRECTV agreed the




--------------
(1) In or about March 1996, HCG transferred to DIRECTV its rights and obligations under the contracts at issue in this action. Both HCG and DIRECTV remained fully liable for all obligations under the parties' agreements. Unless otherwise noted, all references to DIRECTV in this Complaint refer to both HCG and DIRECTV.

NRTC could sell to its members and approved affiliates for exclusive distribution within their territories.(2) Paragraph 1 of the 1994 NRTC Agreement provides:

                   "If [DIRECTV] acquires the rights, in its sole
              discretion, to distribute HBO, Showtime, The Movie Channel or Cinemax [hereinafter, "Premium Services"], NRTC shall have the option, in its sole discretion, to substitute such programming for any one of the services listed on Exhibit A on a service by service basis."

In turn, and as contemplated by the 1994 NRTC Agreement, the NRTC conveyed this and related valuable distribution rights to its members and affiliates participating in the NRTC's DBS project (hereinafter, "Members and Affiliates") by contracts containing terms approved by DIRECTV.

     5. In May, 1999 DIRECTV acquired the rights to distribute the Premium Services identified in the 1994 NRTC Agreement. Despite the clear and unambiguous language of that Agreement, however, DIRECTV refuses to allow the NRTC to substitute these Premium Services for existing programming distributed by Plaintiffs to their subscribers. Instead, DIRECTV is itself distributing this programming directly to Plaintiffs' subscribers, thereby interfering with Plaintiffs' contractual relationships with the NRTC and Plaintiffs' subscribers; usurping the economic advantage Plaintiffs would otherwise gain from the exclusive distribution of this programming; and gaining access to Plaintiffs' valuable and confidential subscriber information.

     6. In addition to reneging on its Agreement to allow Plaintiffs to distribute the Premium Services, DIRECTV has embarked on an orchestrated campaign to impair the value of Plaintiffs' distribution rights and drive Plaintiffs out of the DBS business altogether. This campaign to destroy Plaintiffs' business has several fronts, including the





----------------
(2) A true and correct copy of the 1994 NRTC Agreement, with some provisions redacted, is attached hereto as Exhibit A and is incorporated herein by reference. The original DBS distribution agreement between the NRTC and DIRECTV was entered into on or about April 10, 1992 (the "1992 NRTC Agreement"). A true and correct copy of the 1992 NRTC Agreement with some provisions redacted and without many of its exhibits is attached hereto as Exhibit B and is incorporated herein by reference.

following. First, DIRECTV refuses to provide tens of millions of dollars of revenues, cost savings, discounts, volume price breaks and financial and other benefits that have been received by DIRECTV from third parties and are attributable to Plaintiffs' subscriber base. Second, DIRECTV has deliberately misinterpreted the termination and right of first refusal provisions in its agreements with the NRTC in an attempt to accelerate the termination of those agreements and to impair Plaintiffs' rights to continue distributing DBS services to their subscribers. Third, DIRECTV is attempting to cut off Plaintiffs' access to the equipment necessary to provide DBS service to their subscribers, by threatening and/or coercing manufacturers, distributors and dealers who provide equipment to be used in the geographical territories served by Plaintiffs. Fourth, DIRECTV is misusing the database of Plaintiffs' subscriber information (a) to market DIRECTV programming and services to Plaintiffs' subscribers in Plaintiffs' exclusive territories; and (b) to determine which satellite equipment distributors and dealers are selling equipment for use in Plaintiffs' territories, so that those equipment distributors and dealers may be targeted for threats and/or coercion.

     7. DIRECTV's goal in undertaking these illicit acts is to impair Plaintiffs' businesses and to so frustrate Plaintiffs that they are pressured to sell their businesses to DIRECTV at prices that are far below their real worth. This concerted action by DIRECTV is designed not only to regain control of Plaintiffs' DIRECTV distribution business as inexpensively as possible, but also to gain ready access to a large, well-developed rural distribution network and subscriber base. Damages, restitution and declaratory and injunctive relief are necessary to put a stop to this illegal conduct and to restore the Plaintiffs to their status as exclusive DIRECTV distributors within their territories.


                                     PARTIES

     8. Pegasus Satellite Television, Inc. ("Pegasus") is and was at all times mentioned herein a corporation, incorporated under the laws of Delaware, with its principal headquarters located in Marlborough, Massachusetts. Pegasus brings certain claims of its subsidiaries by assignment. In particular, Pegasus subsidiaries Pegasus Satellite Television of Virginia, Inc., and Pegasus Satellite Television of Ohio, Inc., both Delaware corporations, have assigned to Pegasus in writing all of their claims relating to the above described Member Agreements to which they are a party or in which they have an interest, and Pegasus brings those claims by assignment. In addition, Pegasus subsidiary Henry County MRTV, Inc., an Ohio Corporation, has assigned to Pegasus in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and Pegasus brings those claims by assignment. Further, Pegasus subsidiaries DTS Management, LLC and Digital Television Services of Indiana, LLC, both Georgia LLCs, have assigned to Pegasus in writing all of their claims relating to the below described Member Agreements to which they are a party or in which they have an interest, and Pegasus brings those claims by assignment. Finally, Car Rural TV, Inc., a Michigan corporation, has assigned to Pegasus in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and Pegasus brings those claims by assignment.

     9. Golden Sky Systems, Inc. ("GSS") is and was at all times mentioned herein a corporation, incorporated under the laws of Delaware, with its principal headquarters located in Kansas City, Missouri. GSS brings certain claims of its subsidiaries by assignment. In particular, GSS subsidiary DCE Satellite LLC, a Wisconsin LLC, has assigned to GSS in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and GSS brings those claims by assignment. Further, GSS subsidiary Southplains DBS LP, a Texas limited partnership, has assigned to GSS in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and GSS brings those claims by assignment. Further, GSS subsidiary Primewatch, Inc., a North Carolina corporation, has assigned to GSS in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and GSS brings those claims by assignment. Finally, Argos Support Services Co., a Texas corporation, has assigned to

GSS in writing all of its claims relating to the below described Member Agreements to which it is a party or in which it has an interest, and GSS brings those claims by assignment.

     10. Defendant Hughes Communications Galaxy, Inc. ("HCG"), a California corporation with its principal place of business in El Segundo, California, among other things, designs, constructs and operates satellites and provides transponder capacity thereon.

     11. Defendant DIRECTV, Inc. ("DIRECTV"), a California corporation with its principal place of business in El Segundo, California, provides DBS services to homes and businesses equipped with home receiving units.

                                       I.

                             JURISDICTION AND VENUE

     12. This Court has subject matter jurisdiction over this action pursuant to 28 U.S.C. ss.1332(a) because the controversy is between citizens of different states. More specifically, Pegasus is incorporated under the laws of Delaware, with its principal place of business in Marlborough, Massachusetts; GSS is incorporated under the laws of Delaware, with its principal place of business in Kansas City, Missouri. HCG and DIRECTV are California corporations, with their principal place of business in California. The amount in controversy with respect to the claims of each plaintiff exceeds $75,000, exclusive of interest and costs.

     13. Venue is proper in this District under 28 U.S.C. ss.1391(a) because both HCG and DIRECTV reside in the Central District of California.

                                      II.

                      FACTS COMMON TO ALL CLAIMS FOR RELIEF

A.   THE NATURE OF DIRECTV'S BUSINESS

     14. In the early 1990s, during the infancy of the direct broadcast satellite television business, DIRECTV obtained Federal Communications Commission ("FCC") approval to construct, launch and operate a total of three DBS satellites with transponders operating on 27 assigned frequencies in the Ku band at the 101(degree) West Longitude ("W.L.") orbital location.(3) NRTC Members provided in excess of $100 million to help DIRECTV finance its direct broadcast satellite venture and establish a new industry, in exchange for rights to distribute programming to subscribers in certain territories defined in the Member Agreements and the agreements between DIRECTV and the NRTC (hereinafter, "NRTC Territory").

     15. United States Satellite Broadcasting Company, Inc. ("USSB") had also obtained authority from the FCC to transmit DBS programming over five frequencies at the same location. Rather than launch its own satellite, USSB purchased from DIRECTV five transponders on DIRECTV's first satellite at the 101(DEGREE) location so that USSB could distribute its own programming services nationwide to its own subscribers. Thus, there were three satellites at the 101(degree) W.L. orbital location, with DIRECTV transmitting programming over 27 frequencies and USSB transmitting programming over 5 frequencies.

     16. The NRTC's Members and Affiliates have been distributing programming over DIRECTV's 27 frequencies from the inception of DIRECTV service. Currently, of the roughly 9 million households in NRTC Territory, approximately 1.5 million rural Americans (approximately 16% of the NRTC Territory) in approximately 45 states subscribe to DIRECTV through NRTC Members and Affiliates. Subscribers in NRTC Territory represent approximately 21% of all of the 6.7 million subscribers receiving DIRECTV's high power service, even though the NRTC Territory constitutes only approximately 9% of the United States television households. In contrast to the pentration rate of approximately 16% in the NRTC Territory, DIRECTV's penetration rate for its territories is approximately 6%.




-----------------
(3) DIRECTV launched DBS-1 in December 1993, DBS-2 in August 1994, and DBS-3 in June 1995. DIRECTV subsequently obtained FCC approval to launch a fourth satellite to operate at the 101(degree) W.L. orbital position. In August 1999, DIRECTV launched DIRECTV-1R.

B.   THE 1994 AGREEMENT BETWEEN THE NRTC AND DIRECTV

     17. Pursuant to the 1992 NRTC Agreement (discussed more fully below), DIRECTV committed to provide NRTC Members and Affiliates the exclusive right to distribute a minimum package of "Programming Services", defined as "HCG's provision of Cable Programming for transmission over the Transponder Capacity to NRTC Subscribers." "Cable Programming" means "a package of 20 program services selected from Exhibit 7.07" to the 1992 NRTC Agreement. Within that package of 20 program services, DIRECTV was obligated to provide at least three of the following premium movie services: The Disney Channel, HBO, Showtime, Cinemax and The Movie Channel.

     18. Before any Programming Services were actually distributed to NRTC Members and Affiliates, DIRECTV discovered that it could not comply with its promise to provide at least three of the Premium Services, fundamental rights that the NRTC had bargained for on behalf of its Members and Affiliates, because USSB had successfully negotiated with Viacom and HBO to obtain the exclusive right to distribute those Premium Services from the 101(degree) W.L. orbital position.

     19. The NRTC and its Members and Affiliates considered then, and still consider, the distribution rights to the Premium Services to be very valuable and were keenly interested in obtaining the rights to distribute said programming within the NRTC Territory, if DIRECTV subsequently acquired, by any means, the distribution rights to some or all of the Premium Services then under USSB's exclusive control.

     20. DIRECTV's inability to provide the required premium movie services resulted in negotiations leading to a new agreement between the NRTC and DIRECTV (the "1994 NRTC Agreement") (the 1992 NRTC Agreement and the 1994 NRTC Agreement are collectively referred to as "the NRTC Agreement") which contained fundamental changes from the parties' prior agreement and significantly expanded the scope of the Members' and Affiliates exclusive rights.

     21. First, in exchange for accepting from DIRECTV on a going-forward basis a core package of programming which did not include the Premium Services, the NRTC specifically negotiated with DIRECTV for a provision that allowed the NRTC an expanded package of 22 Programming Services. In addition, the NRTC obtained the exclusive right to distribute the Premium Services in NRTC Territory should DIRECTV obtain those rights in the future. Paragraph 1 of the 1994 NRTC Agreement specifically provides:

         The Programming Services defined in Section 2.07 of the [1992] Agreement shall become the twenty-two (22) channels of programming services listed on Exhibit A hereto. . . . IF [DIRECTV] ACQUIRES
         THE RIGHTS, IN ITS SOLE DISCRETION, TO DISTRIBUTE HBO, SHOWTIME, THE MOVIE CHANNEL OR CINEMAX, NRTC SHALL HAVE THE OPTION, IN ITS SOLE DISCRETION, TO SUBSTITUTE SUCH PROGRAMMING FOR ANY ONE OF THE SERVICES LISTED ON EXHIBIT A ON A SERVICE BY SERVICE BASIS.

(Emphasis added).

     22. Hence, if DIRECTV acquired the rights to distribute the Premium Services, the NRTC had the option to change the composition of the Programming Services by substituting the Premium Services for four other services listed on Exhibit A to the 1994 Agreement. Once the NRTC exercised its option to substitute, the Premium Services would become a part of the "Programming Services" [defined in Paragraph 1], which NRTC Members have the exclusive right to distribute in NRTC Territory.

     23. The NRTC Agreement further provided that DIRECTV is prohibited from selling, leasing or otherwise conveying use of transponder capacity on any 101 Satellite to anyone (including DIRECTV) other than the NRTC for delivery of Programming Services (as constituted and substituted by the NRTC at the time of such transponder capacity arrangements) to the subscribers of Members and Affiliates.

     24. As a separate inducement to inaugurate distribution of DIRECTV service in rural America without the Premium Services, the 1994 Agreement also gave NRTC Members and Affiliates the exclusive right to distribute all other video, audio data and other services transmitted over the 27 frequencies not being used by USSB ("HCG Frequencies"), which under the 1992 NRTC Agreement had been included among the NRTC's non-exclusive rights. In particular, Paragraph 2 of the 1994 NRTC Agreement provides:

         NRTC shall become the exclusive direct-to-home distributor . . . [in the NRTC Territory] of, and shall retain all subscriber revenues . . . from: All video, audio, data packages, "a la carte" programming services and other services which are transmitted over the HCG Frequencies. . .[hereinafter referred to as "NRTC Programming Services"].

     25. The NRTC, as a non-profit cooperative, holds the rights it receives for the benefit of Members and Affiliates participating in the NRTC's DBS project. Terms reflecting the 1994 NRTC Agreement were incorporated into the Member Agreements in amendments signed in 1994. DIRECTV approved the changes in the Member Agreements before the amended contracts were sent to the Members and Affiliates for signature. Regarding Programming Services, the NRTC and its Members and Affiliates intended to amend the Member Agreement, and so amended the contract, to convey to the Members and Affiliates rights the NRTC received under the NRTC Agreement, including the exclusive right to distribute the Premium Services within their territories should DIRECTV acquire the rights to such programming and the NRTC exercise its substitution rights for the Premium Services.

C.   DIRECTV'S BREACH OF THE 1994 AGREEMENT REGARDING PREMIUM SERVICES

     26. In December 1998, Hughes Electronics Corporation (the ultimate parent company of DIRECTV) ("Hughes") announced its intention to merge USSB's business and assets into Hughes or its subsidiary (the "Merger"). The Merger closed on or about May 22, 1999.(4)

     27. As mentioned above, USSB had negotiated agreements with both Viacom and HBO to be the exclusive distributors, over five frequencies at the 101(degree) W.L. orbital location, of the Premium Services. With the Merger, DIRECTV acquired the rights to distribute the Premium Services. Instead of honoring its obligations set forth in the 1994 NRTC



-----------------
(4) In January 1999, Hughes announced its acquisition of Primestar, Inc., a DBS medium-power business with approximately 2.3 million subscribers, along with its high-power satellite assets.

Agreement, DIRECTV announced that it intended to sell the Premium Services directly to the Members' and Affiliates' subscribers.

     28. By letter dated May 3, 1999, the NRTC notified DIRECTV that the NRTC was exercising its option under Paragraph 1 of the 1994 NRTC Agreement to change the composition of the Programming Services by substituting the Premium Services for four of the NRTC's existing Programming Services. Hence, upon the closing of the Merger, the Members and Affiliates were entitled to the exclusive right to distribute the Premium Services in NRTC Territory.

     29. DIRECTV, however, expressly rejected the NRTC's election to substitute. DIRECTV refuses to allow the NRTC and its Members and Affiliates to distribute such programming on an exclusive basis.

     30. DIRECTV is now selling the Premium Services to the Plaintiffs' subscribers in NRTC Territory, thus causing the NRTC to breach the Member Agreements, and usurping the economic benefits Plaintiffs would receive if DIRECTV honored its obligations under the NRTC Agreement. DIRECTV is receiving approximately 150 million dollars annually from sales of Premium Services in NRTC Territory.

     31. On or about June 17, 1999, the NRTC brought suit against DIRECTV (Case No. CV99-5666-LGB (CWx)) seeking damages and declaratory and injunctive relief relating to DIRECTV's refusal to allow the NRTC and its Members and Affiliates to distribute the Premium Services. In the instant action, Plaintiffs seek damages for DIRECTV's tortious interference with Plaintiffs' Member Agreements with the NRTC by refusing to make the Premium Services available for distribution by the NRTC and its Members and Affiliates.

D.   DIRECTV'S BREACH OF ITS OBLIGATION TO PAY LAUNCH FEES

     32. The NRTC Agreement requires DIRECTV to provide the NRTC with its proportionate share of various revenues, cost savings, discounts, volume price breaks and financial or other benefits that DIRECTV has received or will receive for transmitting DBS programming and other services ("Launch Fees"). Through the Member Agreements, approved by DIRECTV, Plaintiffs are entitled to their proportionate share of the various Launch Fees that DIRECTV has received or will receive for transmitting direct broadcast satellite programming and other services. These Launch Fees include the following:

     o payments or credits that the owner of a television or cable programming service ("programmers") or other third parties (e.g., America Online, Inc., TiVo, Inc., Wink Communications) provides to DIRECTV so that DIRECTV will transmit programming or other services over DIRECTV's satellites;

     o discounts, volume price breaks, and other financial benefits which programmers have provided to DIRECTV (either directly or through joint programming arrangements);

     o "marketing" funds paid to DIRECTV by programmers and other third parties;

     o   advertising revenues, less marketing expenses;

     o various cost savings for shared use of DIRECTV's satellites, transmission and other facilities; and o financial or other benefits DIRECTV obtains in contracting with programmers and other third parties.

     33. On information and belief, DIRECTV has received and continues to receive such Launch Fees from third parties, but is wrongfully withholding from the NRTC its proportionate share (which payments would then be passed through to the Plaintiffs under the terms of the Member Agreements). In addition, Plaintiffs are informed and believe that DIRECTV has negotiated and drafted contracts with third parties in such a way as to attempt to evade, eliminate or minimize the NRTC's (and thus the Plaintiffs') rights to the aforementioned Launch Fees.

     34. On or about August 26, 1999, the NRTC brought suit against DIRECTV (Case No. CV99-8672-LGB (CWx), the "Launch Fee Case") seeking to recover the Launch Fees. In the instant action, Plaintiffs seek a judicial declaration of DIRECTV's obligations to make payment to the NRTC for the Launch Fees.

E.   DIRECTV'S INTERFERENCE WITH PLAINTIFFS' RELATIONSHIPS WITH THE NRTC

     35. Under their Member Agreements with the NRTC, Members and Affiliates are entitled to the exclusive right to distribute the Premium Services in NRTC Territory. By refusing to accept the NRTC's election to substitute the Premium Services for four of the NRTC's existing Programming Services, DIRECTV is interfering with Plaintiffs' contractual relationships with the NRTC.

     36. DIRECTV has also interfered with Plaintiffs' contractual relationships with the NRTC by its refusal to pay Launch Fees, which the NRTC is obligated under the Member Agreements to pass through to Plaintiffs.

F. DIRECTV'S INTERFERENCE WITH PLAINTIFFS' SUBSCRIBER RELATIONSHIPS AND MISAPPROPRIATION OF PLAINTIFFS' SUBSCRIBER INFORMATION

     37. Pegasus and GSS have paid nearly one billion dollars to purchase the rights under the Member Agreements they acquired. Much of the value of these acquired rights derives from the exclusive distribution rights as defined by the NRTC Agreement and the Member Agreements.

     38. In reliance on these rights, Pegasus and GSS have each invested substantial time, money, and effort to build up their brands within their respective territories, and have advertised heavily and undertaken a large number of other promotional activities to make sure that subscribers understand that Pegasus and/or GSS is the exclusive provider of DIRECTV services within their respective territories. In addition, Pegasus and GSS have spent substantial sums on customer service, which include signing up new subscribers, answering all subscriber inquiries, aiding in satellite dish installation, billing subscribers and receiving payment. Pegasus and GSS have also spent substantial sums to develop additional services to market to existing and prospective subscribers, including internet and other video, audio, voice and data services.

     39. In the course and scope of their businesses, Plaintiffs have developed a substantial database of information regarding their subscribers. This subscriber information was developed over a substantial period of time, and required a significant amount of money and effort to compile. This information is unavailable to the public or to others, and derives independent economic value from not being readily ascertainable by other multi-channel video providers. Plaintiffs have made reasonable efforts to maintain the secrecy of their subscriber information. Indeed, in the 1992 NRTC Agreement, DIRECTV and the NRTC covenant that "under no circumstances will [they] use or allow others to use the other party's subscriber information for any reason . . . ."

     40. Prior to the merger of DIRECTV and USSB, DIRECTV and USSB used separate and distinct billing and authorization systems. After completion of the merger, DIRECTV determined to use its billing and authorization system ("BAS") for processing the Premium Services, which are received by many of Plaintiffs' subscribers. The NRTC's Members and Affiliates also use the BAS pursuant to a fees-for-services arrangement under which subscriber information of the Members and Affiliates is separately maintained and restricted from DIRECTV's access. DIRECTV is now using the subscriber information of the Plaintiffs to sell Premium Services to the Plaintiffs' subscribers in the Plaintiffs' exclusive territories, thus usurping the economic benefits to which Plaintiffs are entitled under the NRTC Agreement and Member Agreement.

     41. DIRECTV is also using Plaintiffs subscriber information to (a) advertise the Premium Services to all of Plaintiffs' subscribers (including those who do not currently receive Premium Services) by activating an onscreen television programming guide which displays the Premium Services offered by DIRECTV; and (b) activate so-called "barker channels" which advertise DIRECTV's services directly to Plaintiffs' subscribers. This advertising is conducted over addressable receivers, which enable the service provider (in this case DIRECTV) to determine which programming services to deliver to subscribers on a subscriber-by-subscriber basis. By advertising the Premium Services over the addressable receivers of Plaintiffs' subscribers, DIRECTV is using Plaintiffs' subscriber information to promote its illicit sale of Premium Services, resulting in harm to Plaintiffs.

     42. As a result of DIRECTV's conduct, Plaintiffs' businesses have been damaged in that, among other things, they have lost profits wrongfully diverted by DIRECTV.

G. DIRECTV'S INTERFERENCE WITH PLAINTIFFS' RELATIONSHIPS WITH EQUIPMENT DISTRIBUTORS AND DEALERS AND MISUSE OF PLAINTIFFS' SUBSCRIBER INFORMATION

     43. In order to distribute programming services to their subscribers, Plaintiffs depend upon the availability of DIRECTV-compatible satellite antenna dishes, receivers and related equipment ("Equipment") from manufacturers, distributors and dealers of such Equipment. The principal Equipment manufacturers are Hughes Network Systems (a subsidiary of DIRECTV's parent, Hughes Electronics Corporation), and Thomson Consumer Electronics Corporation (a minority interest of which is owned by a subsidiary of Hughes Electronics Corporation).(5) DIRECTV has caused Equipment manufacturers and distributors to refuse to provide Equipment to or for the benefit of Plaintiffs or their affiliated dealer networks for sale, installation and use anywhere in their NRTC Territory.

     44. Specifically, DIRECTV has (a) coerced agreements to supply Equipment exclusively to DIRECTV's own dealer network for sale, installation and use within areas other than NRTC Territory; (b) manipulated the terms and conditions of DIRECTV's various distributor and dealer compensation programs in ways that make it financially impossible for distributors and dealers to provide equipment to or for the benefit of Plaintiffs; (c) threatened to terminate participation in those compensation programs by any distributor or dealer selling Equipment for installation and use in NRTC Territory; and (d) threatened to terminate dealings altogether with any distributor or dealer selling Equipment for installation and use in NRTC Territory.

     45. In addition, DIRECTV has misused Plaintiffs' subscriber information to carry out its "NO NRTC SALES" policy against distributors and dealers who sell equipment to or for the benefit of Plaintiffs. By accessing Plaintiffs' subscriber information database,




--------------------
(5) Hughes Network Systems is licensed by Thomson Consumer Electronics Corporation to make and market DIRECTV-compatible Equipment.

DIRECTV is able to determine which Equipment dealers and distributors activate new subscriber accounts in NRTC Territory, allowing DIRECTV to identify and target those Equipment dealers and distributors for the aforementioned threats. DIRECTV's wrongful conduct has both interfered with Plaintiffs' economic relationships with Equipment dealers and distributors, and has impeded Plaintiffs' ability to sign up new subscribers in NRTC Territory.

H. DIRECTV'S ATTEMPTS TO FORCE THE EARLY TERMINATION OF THE DIRECTV AND NRTC AGREEMENTS

     46. After entering into the 1992 NRTC Agreement, the NRTC executed approximately 250 separate, but substantially identical contracts with Members and Affiliates, the form of which DIRECTV approved, which provided to NRTC Members and Affiliates rights that the NRTC obtained from DIRECTV to distribute DBS programming and services within NRTC Territory. A true and correct copy of a representative GSS Member Agreement is attached hereto as Exhibit C and incorporated herein by reference. These agreements were modified by substantially identical amendments in 1994. A true and correct copy of the 1994 amendment to the Member Agreement is attached hereto as Exhibit D and incorporated herein by reference.

     47. Section 4.06(a) of the NRTC Agreement provides that DIRECTV "shall provide the DBS Distribution Services until the Satellite Expiration Date", including transponder capacity used to transmit Programming Services. "Satellite Expiration Date" is defined as the date on which DIRECTV "removes the Satellite from its assigned orbital location" after the occurrence of one of two conditions: either the remaining fuel on board the Satellite is less than 6% of the initial fuel mass prior to launch, or there are fewer than eight functional transponders. In turn, "Satellite" is defined in the 1992 Agreement as "the 101 Satellite(s) on which the Transponder Capacity is located." The term "101 Satellite(s)" is defined as "one or more satellite(s) containing Ku-band DBS Transponder capacity at the 101 W.L. orbital location."

     48. Upon the Satellite Expiration Date, DIRECTV is to provide the NRTC with the Right of First Refusal discussed below.

     49. DIRECTV has seriously threatened Plaintiffs' businesses by asserting that the life of the NRTC Agreement is tied to the life of DBS-1, the first DBS satellite launched by DIRECTV in 1993. The DBS-1 satellite has suffered a failure of one of its spacecraft control processors, and is currently operating on another processor using planned redundancy. Nevertheless, DIRECTV has moved DBS-1 out of the 101(degree) W.L. orbital location to the 110(degree) W.L. orbital location, although neither of the two conditions set forth in Section 4.06(a) has occurred.

     50. When the NRTC Agreement was entered into, the NRTC and DIRECTV clearly contemplated providing services using more than one satellite at the 101(degree) W.L. orbital position, as demonstrated by the definitions of "Satellite" and "101 Satellite(s)" set forth above. Indeed, since 1993 when DIRECTV launched DBS-1, DIRECTV has put three additional satellites into service in the 101(degree) orbital location, DBS-2, DBS-3 and now DIRECTV-1R.

     51. By measuring the life of the Agreements according to a single satellite, DIRECTV is seeking to force the premature termination of the Member Agreements. In furtherance of this goal, on or about July 22, 1999, DIRECTV filed a counter-claim against the NRTC in Case No. 99-5666 LGB (CWx). For its first cause of action (Count I) DIRECTV sought a declaratory judgment seeking a judicial declaration that: "the term of the Agreement is measured by the life of the DBS-1 satellite, and that DBS-1 provides the basis for the Satellite Expiration Date in the Agreement."

     52. On or about September 9, 1999, the NRTC answered DIRECTV's counter-claim, in particular Count I, by answering and denying DIRECTV's allegations and by denying that the issue of the proper measure of the term of the NRTC Agreement is ripe for a judicial declaration.

     53. Plaintiffs depend on the continued provision of DBS services as set forth in the NRTC Agreement between DIRECTV and NRTC and as further provided for in the

Member Agreements. To the extent that the issue of the Satellite Expiration Date is determined to be ripe, Plaintiffs seek a declaration that the DBS-1 satellite is not the "Satellite" for purposes of the Satellite Expiration Date in the NRTC Agreement.

I.   DIRECTV'S ATTEMPTS TO UNFAIRLY RESTRICT NRTC'S RIGHT OF FIRST REFUSAL

     54. Upon the occurrence of the Satellite Expiration Date, section 15.01 of the NRTC Agreement provides that, if DIRECTV launches "Successor Satellite(s)" to the "Satellite(s)", the NRTC may exercise a Right of First Refusal to have DIRECTV continue to provide "DBS Distribution Services (excluding Programming Services) in substantially the same form as they are provided hereunder."

     55. DIRECTV seeks to restrict the NRTC's Right of First Refusal (and thus Plaintiffs' derivative rights thereunder) so severely as to impair Plaintiffs' DBS business.

     56. By seeking to limit the DBS services it is obligated to provide to the NRTC upon the occurrence of the Satellite Expiration Date, and thus limiting the services which Plaintiffs will be able to market to their subscribers, DIRECTV is attempting to severely impair the businesses of Plaintiffs and to obtain inexpensive access to the subscriber base and distribution channels so successfully developed by Plaintiffs.

     57. In furtherance of this goal, on or about July 22, 1999, DIRECTV filed a counter-claim against the NRTC in Case No. 99-5666 LGB (CWx). For its second cause of action (Count II), DIRECTV sought a declaratory judgment seeking a judicial declaration that: "DIRECTV-1R is a Successor Satellite, as defined in the Agreement, that the NRTC's right of first refusal under the Agreement will be based on the Satellite Expiration Date of DBS-1, and that, when and if NRTC's right of first refusal is triggered, NRTC and its Members and Affiliates will not have rights sufficient to continue their business as presently conducted, but will be limited to twenty (20) Program Channels of Transponder Capacity, and will not receive Programming Services."

     58. On or about September 9, 1999, the NRTC answered DIRECTV's counter-claim, in particular Count II, by answering and denying DIRECTV's allegations and by denying that the issue of the scope of the Right of First Refusal is ripe for a judicial declaration.

     59. Plaintiffs depend on the continued provision of DBS Distribution Services as set forth in the NRTC Agreements between DIRECTV and NRTC and as further provided for in the Member Agreements. To the extent that the issue of the Satellite Expiration Date is determined to be ripe, Plaintiffs seek a declaration that DIRECTV's interpretation of the Right of First Refusal is incorrect.

                                      III.

                             FIRST CLAIM FOR RELIEF

               INTENTIONAL INTERFERENCE WITH CONTRACTUAL RELATIONS

        (INTERFERENCE WITH THE MEMBER AGREEMENTS) AGAINST DIRECTV AND HCG


     60. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 59, inclusive.

     61. In 1992 and 1993, the Members and Affiliates (including Plaintiffs or their predecessors in interest) entered into the Member Agreements with the NRTC. The Member Agreements are separate, virtually identical written agreements whereby NRTC conveyed to the Members and Affiliates the exclusive right to distribute Programming Services within NRTC Territory. In or about 1994 the Member Agreements were amended to provide the Members and Affiliates with exclusive rights to distribute expanded and substituted Programming Services and NRTC Programming Services within the NRTC Territory.

     62. The rights set forth in the Member Agreements are derivative of the rights DIRECTV conveyed to the NRTC pursuant to the NRTC Agreement. To enjoy their rights, the Plaintiffs are dependent on DIRECTV's honoring of its obligations under the NRTC Agreement.

     63. At all times material herein, DIRECTV knew that the NRTC entered into the Member Agreements with Plaintiffs and was aware of each of the material terms of these agreements. The NRTC Agreement (to which DIRECTV is a party) gives DIRECTV the right to approve the terms of the Member Agreement before the NRTC offers it to Plaintiffs for signature. DIRECTV exercised these approval rights regarding the Member Agreement and all significant amendments thereto. Additionally, the Member Agreement provides that DIRECTV is a third party beneficiary of the Member Agreement and gives DIRECTV rights to approve changes to the form of the Member Agreement. In addition, DIRECTV also approved each and every transfer of approximately 140 Member Agreements to Plaintiffs, for which Plaintiffs paid transferring NRTC Members in excess of one billion dollars.

     64. Once the NRTC designated the Premium Services as Programming Services under the NRTC Agreement (giving the NRTC the exclusive right to distribute the Premium Services within NRTC territory), the NRTC became obligated under the Member Agreement to make such programming available to the Plaintiffs on an exclusive basis.

     65. DIRECTV's intentional breach of the NRTC Agreement by its refusal to provide NRTC with the Premium Services as required under the terms of the NRTC Agreement caused the NRTC to breach its obligation under the Member Agreements to make this programming available to the Plaintiffs. By its acts alleged herein DIRECTV intentionally and improperly interfered with the NRTC's performance of its contracts with the Plaintiffs by causing the NRTC to breach the Member Agreement and by depriving the NRTC of the means of performing its obligation to make the Premium Services available to the Plaintiffs for exclusive distribution in their territories.

     66. Additionally, while refusing to make the Premium Services available to the NRTC on an exclusive basis, DIRECTV has, in fact, sold the Premium Services to Plaintiffs' subscribers within their exclusive territories, depriving Plaintiffs of the enjoyment of their rights under the Member Agreements, thereby intentionally and improperly interfering with Plaintiffs' contractual relations with the NRTC under the Member Agreements.

     67. DIRECTV's intentional breach of the NRTC Agreement by its refusal to provide NRTC with its proportionate share of Launch Fees as required under the terms of the NRTC Agreement caused the NRTC to breach its obligation under the Member Agreements to pass these Launch Fees through to Plaintiffs. By its acts alleged herein, DIRECTV intentionally and improperly interfered with the NRTC's performance of its contracts with Plaintiffs by causing the NRTC to breach the NRTC Agreement and by depriving the NRTC of the means of performing its obligation to pass through to its Members and Affiliates their proportionate share of Launch Fees.

     68. DIRECTV and HCG are, and at all times material herein have been, entirely separate entities from the NRTC. DIRECTV and HCG bargained for the terms of the NRTC Agreement as amended at arms length.

     69. As a proximate result of DIRECTV's wrongful conduct as alleged herein, Plaintiffs have suffered damages in excess of the jurisdictional minimum of this Court, to be proven at trial.

     70. The aforementioned acts of DIRECTV were willful, malicious and oppressive and undertaken with the intent to injure Plaintiffs. Plaintiffs are therefore entitled to punitive damages.

                                      IV.

                             SECOND CLAIM FOR RELIEF

          INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE

            (BETWEEN PLAINTIFFS AND EXISTING AND FUTURE SUBSCRIBERS)

                             AGAINST DIRECTV AND HCG


     71. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 70, inclusive.

     72. From 1994 to the present Plaintiffs and their predecessors in interest have made substantial investments to develop a robust subscriber population. In fact, due in large measure to Plaintiffs' successful marketing efforts and customer service efforts, the rate of subscriber penetration (percentage of subscriber households within the territory) in Plaintiffs' territories is significantly higher than DIRECTV's subscriber penetration rates in its territory, as more fully described in paragraph 16, above.

     73. Plaintiffs have entered into agreements with existing subscribers, and reasonably expect to enter into agreements with future subscribers, to provide such subscribers with DBS Distribution Services within the NRTC Territory. Plaintiffs have economic relationships with more than 1.1 million subscribers in the NRTC Territory.

     74. At all times material herein, DIRECTV knew of the above described relationships existing between Plaintiffs and their subscribers. Plaintiffs' relationships with their subscribers contained a probability of future economic benefit.

     75. DIRECTV's refusal to provide NRTC with the Premium Programming NRTC had contracted for with DIRECTV under the NRTC Agreement (which then prevented the NRTC from making this programming available to Plaintiffs under the Member Agreements), coupled with DIRECTV's sale of the Premium Services into Plaintiffs' exclusive territory and DIRECTV's misappropriation and misuse of Plaintiffs' subscriber information, were intentionally designed to interfere with the prospective economic advantage that would inure to Plaintiffs from selling Premium Programming and other services to their existing and future subscribers.

     76. Plaintiffs have invested substantial sums to develop relationships with their subscribers. The subscribers in NRTC Territory who desire Premium Services would have purchased such programming from Plaintiffs, had DIRECTV not refused to make Premium Services available to Plaintiffs while itself selling such programming directly to Plaintiffs' subscribers and future subscribers.

     77. Furthermore, DIRECTV's threats and coercion directed to Plaintiffs' Equipment distributors and dealers were made for the purpose of limiting Plaintiffs' access to the Equipment necessary to provide DBS service to Plaintiffs' existing and future subscribers. DIRECTV's threats and coercion were intentionally designed to interfere with the prospective economic advantage that would inure to Plaintiffs' from having Equipment available to provide to Plaintiffs' subscribers.

     78. DIRECTV's interference with the Plaintiffs' ability to market Premium Programming in NRTC Territories, its marketing of such Premium Programming directly to Plaintiffs' subscribers, its attempts to limit Plaintiffs' access to Equipment, and its other wrongful conduct as alleged herein is unfair and wrongful in that, INTER ALIA, it constitutes unfair trade practices in violation of California Business and Professions Code Section 17200 ET SEQ. and otherwise constitutes unlawful conduct.

     79. As a proximate result of DIRECTV's conduct and the disruption of the economic relationship between Plaintiffs and their subscribers as alleged herein, Plaintiffs have suffered damages in excess of the jurisdictional minimum of this court, to be proven at trial.

     80. The aforementioned acts of DIRECTV were willful, malicious and oppressive and undertaken with the intent to injure Plaintiffs. Plaintiffs are therefore entitled to punitive damages.

                                       V.

                             THIRD CLAIM FOR RELIEF

               INTENTIONAL INTERFERENCE WITH CONTRACTUAL RELATIONS

        (INTERFERENCE WITH PLAINTIFFS' AGREEMENTS WITH EQUIPMENT DEALERS)

                             AGAINST DIRECTV AND HCG

     81. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 80, inclusive.

     82. Plaintiffs have entered into contracts with satellite equipment dealers to obtain the Equipment necessary to sign up new subscribers, and to expand Plaintiffs' DBS business in NRTC Territory. These contracts obligate dealers, among other things, to act in good faith or to use their best efforts to obtain new subscribers for Plaintiffs in Plaintiffs' territories. Dealers receive commissions and/or other compensation from Plaintiffs for each new subscriber obtained in Plaintiffs' territories.

     83. At all times material herein, DIRECTV knew that Plaintiffs entered into agreements with Equipment dealers, and was generally aware of the material terms of these agreements.

     84. DIRECTV's coercion and threats directed to Equipment distributors and dealers were designed to induce a breach or disruption of Plaintiffs' contracts with the Equipment dealers. By its acts alleged herein, DIRECTV intentionally and improperly interfered with the Equipment dealers' performance of their contracts with the Plaintiffs by causing certain Equipment dealers to refuse to provide Equipment for sale or installation in Plaintiffs' territories, to refuse to advertise or market Plaintiffs' DBS service in Plaintiffs' territories, and to refuse to sign up new subscribers in Plaintiffs' territories.

     85. As a proximate result of DIRECTV's wrongful conduct as alleged herein, Plaintiffs have suffered damages in excess of the jurisdictional minimum of this Court, to be proven at trial.

     86. The aforementioned acts of DIRECTV were willful, malicious and oppressive and undertaken with the intent to injure Plaintiffs. Plaintiffs are therefore entitled to punitive damages.

                                      VI.

                             FOURTH CLAIM FOR RELIEF

          INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE

           (BETWEEN PLAINTIFFS AND EQUIPMENT DISTRIBUTORS AND DEALERS)

                             AGAINST DIRECTV AND HCG

     87. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 86, inclusive.

     88. From 1994 to the present Plaintiffs and their predecessors in interest have developed economic relationships with Equipment distributors and dealers to provide the

Equipment necessary to sign up new subscribers, and to expand Plaintiffs' DBS business in NRTC Territory.

     89. At all times material herein, DIRECTV knew of the above described economic relationships existing between Plaintiffs and Equipment distributors and dealers.

     90. DIRECTV's coercion and threats directed at Equipment distributors and dealers who provide Equipment for sale, installation and use in NRTC Territory, coupled with DIRECTV's misuse of Plaintiffs' subscriber information to target Equipment distributors and dealers for this wrongful conduct, was intentionally designed (1) to interfere with the prospective economic advantage that would inure to Plaintiffs from obtaining the Equipment necessary to serve their existing and future subscribers, and (2) to prevent Equipment dealers from signing up new subscribers in Plaintiffs' territories. Plaintiffs' relationships with the Equipment distributors and dealers contained a probability of future economic benefit.

     91. Plaintiffs have invested substantial sums to develop economic relationships with Equipment distributors and dealers in order to provide DBS service to Plaintiffs' existing and future subscribers.

     92. DIRECTV's interference with the Plaintiffs' relationship with Equipment distributors and dealers, and its other wrongful conduct as alleged herein is unfair and wrongful in that, INTER ALIA, it constitutes unfair trade practices in violation of California Business and Professions Code Section 17200 ET SEQ. and otherwise constitutes unlawful conduct.

     93. As a proximate result of DIRECTV's conduct and the disruption of the economic relationship between Plaintiffs and the Equipment distributors and dealers as alleged herein, Plaintiffs have suffered damages in excess of the jurisdictional minimum of this court, to be proven at trial.

     94. The aforementioned acts of DIRECTV were willful, malicious and oppressive and undertaken with the intent to injure Plaintiffs. Plaintiffs are therefore entitled to punitive damages.

                                      VII.

                             FIFTH CLAIM FOR RELIEF

            FOR VIOLATION OF CALIFORNIA BUSINESS AND PROFESSIONS CODE

                    SS.17200 ET SEQ. AGAINST DIRECTV AND HCG


     95. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 94, inclusive.

     96. DIRECTV has committed acts of unfair business practices, as defined by California Business and Professions Code Section 17200 ET SEQ. DIRECTV's unfair business practices are alleged more fully herein and include using Plaintiffs' subscriber information and coercion to cause Equipment manufacturers, distributors and dealers to refuse to provide Equipment to or for the benefit of Plaintiffs or their affiliated dealer networks for sale, installation and use in Plaintiffs' territories.

     97. DIRECTV further engaged in unfair conduct when it failed to distribute contracted for Premium Services to the NRTC and derivatively to Plaintiffs. DIRECTV received millions of dollars in exchange for these rights. Rather than provide them, DIRECTV marketed Premium Services directly to Plaintiffs' subscribers in NRTC territories. Plaintiffs were led by DIRECTV's actions to believe that they would face no competition from DIRECTV within the NRTC Territories regarding Premium Programming, and in reliance on this promise made their strategic and investment decisions accordingly.

     98. DIRECTV undertook the acts alleged herein to force the Plaintiffs to sell their rights to DIRECTV at an unfair and unreasonably low price, and/or to wrongfully and unfairly recapture the rights it sold to the NRTC and derivatively to the Plaintiffs under the NRTC Agreement and the Member Agreements.

     99. DIRECTV's acts, as described above, violate California Business and Professions Code Section 17200 ET SEQ. because, among other things, DIRECTV's actions likely caused public deception, threaten an incipient violation of the antitrust laws, violate the policy and spirit of those laws (and may in fact constitute actual violations of those laws), and significantly threaten or harm competition. The harm to Plaintiffs from these practices outweighed the utility of DIRECTV's actions, and DIRECTV's actions were unlawful as measured by the misappropriation and tortious interference causes of action outlined herein.

     100. As a direct and proximate cause of the aforementioned acts, DIRECTV continues to hold the proceeds from selling Premium Services in NRTC Territory that belong to Plaintiffs and has been unjustly enriched by its interference with Plaintiffs' ability to procure new subscribers in their territories due to DIRECTV's wrongful interference with Plaintiffs' relationships with Equipment distributors and dealers. Plaintiffs are entitled to restitution of the funds wrongfully obtained by DIRECTV and profits lost due to DIRECTV's wrongful acts.

     101. Plaintiffs have sustained great and irreparable injury in that DIRECTV has usurped and is usurping economic opportunities otherwise available to Plaintiffs. DIRECTV threatens to, and unless restrained, will continue to interfere with Plaintiffs' access to Equipment by conspiring with, coercing or threatening Equipment manufacturers, distributors and dealers who provide Equipment for use in Plaintiffs' territories. In addition, DIRECTV threatens to, and unless restrained, will continue to refuse to provide exclusive rights to market Premium Services to the NRTC, and thus derivatively to Plaintiffs, by among other things, refusing to provide Premium Services to the NRTC and instead marketing these Premium Services directly to Plaintiffs' subscribers in NRTC Territories. Plaintiffs have no adequate remedy at law for these injuries, and unless DIRECTV is restrained from usurping these economic opportunities in the future, Plaintiffs' will be compelled to continue to bring suits to protect their interests. Accordingly, Plaintiffs ask for an injunction enjoining DIRECTV from (1) interfering with Plaintiffs' access to Equipment through manufacturers, distributors and dealers; (2) marketing Premium Services to Plaintiffs' subscribers and from refusing to supply Premium Services to the NRTC (and thus to Plaintiffs), as described above; and (3) from misusing Plaintiffs subscriber information.

                                      VIII.

                             SIXTH CLAIM FOR RELIEF

   MISAPPROPRIATION OF TRADE SECRETS (CALIFORNIA CIVIL CODE SS.3426, ET SEQ.)

                             AGAINST DIRECTV AND HCG


     102. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 101 inclusive.

     103. Plaintiffs have expended a significant amount of money and effort to develop and compile information regarding their subscribers. This information is unavailable to the public or to others, and would be of great value to other multi-channel video providers. Plaintiffs have made reasonable efforts to maintain the secrecy of their subscriber information.

     104. DIRECTV is using Plaintiffs subscriber information, among other things, to (a) advertise the Premium Services to all of Plaintiffs' subscribers (including those who do not currently receive Premium Services) by activating an onscreen television programming guide which displays the Premium Services offered by DIRECTV; (b) activate so-called "barker channels" which advertise DIRECTV's services directly to Plaintiffs' subscribers; and (c) identify Equipment distributors and dealers who provide Equipment for use in Plaintiffs' territories, in order to coerce those distributors and dealers to cease providing Equipment to or for the benefit of Plaintiffs.

     105. As a result of DIRECTV's conduct, Plaintiffs' businesses have been damaged in that, among other things, they have lost profits wrongfully diverted by DIRECTV, and DIRECTV has been unjustly enriched.

     106. As an additional result of DIRECTV's misappropriation of this subscriber information, Plaintiffs have sustained great and irreparable injury in that DIRECTV has usurped and is usurping economic opportunities otherwise available to Plaintiffs. Plaintiffs have no adequate remedy at law for these injuries and unless DIRECTV is restrained from using Plaintiffs' subscriber information in the future, Plaintiffs will be compelled to continue to bring suits to protect their interests. Accordingly, Plaintiffs ask for an injunction enjoining DIRECTV from misappropriating and misusing Plaintiffs subscriber information.

     107. The aforementioned acts of DIRECTV were willful, malicious and oppressive and undertaken with the intent to injure Plaintiffs. Plaintiffs are therefore entitled to punitive damages.

                                      IX.

                            SEVENTH CLAIM FOR RELIEF

          DECLARATORY RELIEF AGAINST DIRECTV AND HCG REGARDING THE TERM

                        OF THE DBS DISTRIBUTION AGREEMENT


     108. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 107, inclusive.

     109. Plaintiffs allege that DIRECTV's request for declaratory relief in Case No. 99-5666 (LGB) CWx is not yet ripe.

     110. However, should this court determine that Count I in DIRECTV's counter-claim pleads an actual controversy, then an actual controversy has arisen and exists between Plaintiffs and DIRECTV. Specifically, DIRECTV contends, and Plaintiffs dispute that DBS-1 is the Satellite (and only satellite) for purposes of the Satellite Expiration Date [as that term is defined in the NRTC Agreement] and determining the term of the NRTC Agreement (and thus the Plaintiffs' rights under the Member Agreements).

     111. To the extent that a judicial declaration is necessary to determine DIRECTV and the NRTC's rights and duties as set forth in Count I of DIRECTV's counter-claim, a judicial declaration is necessary for Plaintiffs to ascertain their rights and duties under the Member Agreements and as Members and Affiliates of the NRTC.

                                       X.

                             EIGHTH CLAIM FOR RELIEF

              DECLARATORY RELIEF AGAINST DIRECTV AND HCG REGARDING

                  DIRECTV-1R'S STATUS AS A SUCCESSOR SATELLITE

                        AND NRTC'S RIGHT OF FIRST REFUSAL


     112. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 111 inclusive.

     113. Should this court determine that Count II in DIRECTV's counter-claim in Case No. 99-5666 (LGB) CWx pleads an actual controversy, then an actual controversy has arisen and exists between Plaintiffs and DIRECTV. Specifically, DIRECTV contends, and Plaintiffs dispute (a) "that DIRECTV-1R is a Successor Satellite to DBS-1, within the scope and meaning of the Agreement, and that DIRECTV has appropriately and prudently exercised its discretion, including its sole discretion to determine when and under what conditions a Successor Satellite should be launched, given that DBS-1 is operating only on back-up and its failure without warning could and would result in an interruption of DBS services to subscribers" and (b) "that NRTC's right of first refusal under the Agreement will be based on the Satellite Expiration Date of DBS-1, and that when and if NRTC's right of first refusal is triggered, NRTC and its Members and Affiliates will not have rights sufficient to continue their business as presently conducted, but will be limited to twenty (20) Program Channels of Transponder Capacity [as defined in the Agreement], and will not receive Programming Services [as defined in the Agreement.]"

     114. Plaintiffs allege that DIRECTV's request for declaratory relief is not yet ripe.

     115. To the extent that a judicial declaration is necessary to determine DIRECTV's and the NRTC's rights and duties as set forth in Count II of DIRECTV's counter-claim, a judicial declaration is necessary for Plaintiffs to ascertain their rights and duties under the Member Agreements and as Members and Affiliates of the NRTC.

                                      XI.

                             NINTH CLAIM FOR RELIEF

                   DECLARATORY RELIEF AGAINST DIRECTV AND HCG

                       FOR PLAINTIFFS' PROPORTIONATE SHARE

                  OF THE LAUNCH FEES NRTC RECEIVES FROM DIRECTV


     116. Plaintiffs reallege, and incorporate by this reference, each and every allegation set forth in paragraphs 1 through 115, inclusive.

     117. An actual controversy has arisen and exists between Plaintiffs and DIRECTV concerning DIRECTV's obligations to make payment and provide other benefits to the NRTC for the Launch Fees (which payments and benefits would then be passed on to Plaintiffs under the terms of the Member Agreements. DIRECTV contends that no such fees are owed to the NRTC (and thus, derivatively, no such fees are owed to the Plaintiffs.) Plaintiffs contend that fees are due and owing the NRTC, which fees should be passed on to the Plaintiffs.

     118. A judicial declaration is necessary for Plaintiffs to ascertain their rights and duties with respect to the sums due to the NRTC as a result of the matters alleged in the Launch Fee Case.

                                     PRAYER

     WHEREFORE, Plaintiffs respectfully request relief and judgment, against all defendants as follows:

     1. For damages according to proof at trial, including interest as allowed by law;

     2. For restitution of all amounts wrongfully obtained by DIRECTV by its acts of unfair business practices set forth above;

     3. For a declaratory judgment that satellite DBS-1 is not the Satellite (and only satellite) for purposes of the Satellite Expiration Date and for determining the term of the NRTC Agreement;

     4. For a declaratory judgment that satellite DIRECTV-1R is not a Successor Satellite under the NRTC Agreement, and that the NRTC's Right of First Refusal is not properly characterized by DIRECTV;

     5. For a declaratory judgment that DIRECTV is obligated to make payment and provide other benefits to the NRTC for its proportionate share of the Launch Fees received by DIRECTV;

     6. For preliminary and permanent injunctive relief restraining and enjoining defendants from coercing Equipment distributors and dealers (1) to refuse to provide Equipment in Plaintiffs' territories, and (2) to refuse to sign up new subscribers in Plaintiffs' territories;

     7. For preliminary and permanent injunctive relief restraining and enjoining defendants from marketing Premium Services to Plaintiffs' subscribers, and from refusing to supply Premium Services to the NRTC -- and thus to Plaintiffs;

     8. For preliminary and permanent injunctive relief restraining and enjoining defendants from misappropriating and misusing Plaintiffs' subscriber information;

     9. For exemplary damages according to proof at trial;

     10. For an award of attorneys fees and costs of suit; and

     11. For such other and further relief as the court deems just and proper.

Dated:  February 10, 2000                   ARNOLD & PORTER
                                            JOHN J. QUINN
                                            DAVID S. EISEN
                                            SHARON L. DOUGLASS

                                            FOGEL, FELDMAN, OSTROV,
                                              RINGLER & KLEVENS
                                            A LAW CORPORATION
                                            LARRY R. FELDMAN
                                            JOEL N. KLEVENS

                                            MCDERMOTT, WILL & EMERY
                                            ELIZABETH D. MANN


                                            By: /s/ Sharon L. Douglass
                                                --------------------------------
                                                SHARON L. DOUGLASS
                                                Attorneys for Plaintiffs

                             REQUEST FOR JURY TRIAL

     Plaintiffs request a trial by jury on all issues triable to a jury.

Dated:  February 10, 2000                 ARNOLD & PORTER
                                          JOHN J. QUINN
                                          DAVID S. EISEN
                                          SHARON L. DOUGLASS

                                          FOGEL, FELDMAN, OSTROV,
                                            RINGLER & KLEVENS
                                          A LAW CORPORATION
                                          LARRY R. FELDMAN
                                          JOEL N. KLEVENS

                                          MCDERMOTT, WILL & EMERY
                                          ELIZABETH D. MANN



                                          By: /s/ Sharon L. Douglass
                                              ----------------------------------
                                              SHARON L. DOUGLASS
                                              Attorneys for Plaintiffs








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